                                                                    EXHIBIT 12.1


RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES



                                                                                        Holding
                                                       Hudson RC1                       -------
                                       ------------------------------------------     Inception to
                                       1994      1995     1996     1997      1998       12/25/98
                                       ----      ----     ----     ----      ----       --------
Earnings:
    Pre-tax Income                     7,845     (118)   7,154   11,443     (61,676)      (1,574)

Fixed Charges:
    Interest Expense                   2,299    2,424    2,177    1,834      10,692       10,273
    Amort. of Debt Expense               386      147       59       62         824          635
    Interest Factor of Rental
      Expense                            321      355      369      377         502          370
                                      ------   ------    -----   ------      ------       ------
    Total Fixed Charges                3,006    2,926    2,605    2,273      12,018       11,278
                                      ------   ------    -----   ------      ------       ------
    Total Earnings                    10,851    2,808    9,759   13,716     (61,676)      (1,574)
    Total Fixed Charges                3,006    2,926    2,605    2,273      12,018       11,278
                                      ------   ------    -----   ------      ------       ------

    Ratio of earnings to                 3.6      1.0      3.7      6.0        (5.1)        (0.1)
      fixed charges
    Deficiency of earnings to
      cover fixed charges                                                   (73,694)     (12,852)

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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                                     Holding
                                                          Hudson RCI                               ------------
                                    --------------------------------------------------------       Inception to
                                    1994         1995         1996         1997         1998         12/25/98
                                    ----         ----         ----         ----         ----         --------

Earnings:
   Pre-Tax Income                   7,845          (118)      7,154        11,443        (61,676)       (1,574)

Fixed Charges:
   Interest Expense                 2,299         2,424       2,177         1,834         10,692        10,273
   Amort. of Debt Expense             386           147          59            62            824           635
   Interest Factor of Rental
     Expense                          321            355        369           377            502           370
   Preferred Stock Dividend
     Expense                           --             --         --            --          2,512         2,512
                                   ------         ------     ------        ------         ------        ------
   Total Fixed Charges              3,006          2,926      2,605         2,273         14,530        13,790
                                   ------         ------     ------        ------         ------        ------
   Total Earnings                  10,851          2,808      9,759        13,716        (61,676)       (1,574)
   Total Fixed Charges              3,006          2,926      2,605         2,273         14,530        13,790
                                   ------         ------     ------        ------         ------        ------

       Ratio of earnings to           3.6            1.0        3.7           6.0           (4.2)         (0.1)
         fixed charges and
           preferred stock
             dividends
Deficiency of earnings to                                                                (76,206)      (15,364)
  cover fixed charges and
  preferred stock dividends

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



Computation if Interest Factor of Rental
----------------------------------------
Operating rental expense         963     1,065     1,106     1,132     1,506     1,110

Interest Factor                   33%       33%       33%       33%       33%       33%
                                ----     -----     -----     -----     -----     -----
     Total                       321       355       369       377       502       370
                                ====     =====     =====     =====     =====     =====

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